Exhibit 4.46

Execution Version

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is made on July 12, 2021 by and among:

(1)	Uxin Limited, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”);
(2)	Redrock Holding Investments Limited, a business company duly incorporated and validly existing under the Laws of the British Virgin Islands (“WP”);
(3)	TPG Growth III SF Pte. Ltd., a private company limited by shares duly incorporated and validly existing under the Laws of Singapore (“TPG”);
(4)

58.com Holdings Inc., a business company duly incorporated and validly existing under the Laws of the British Virgin Islands (the “Strategic Investor,” together with WP and TPG, each, an “Investor” and collectively, the “Investors”);

(5)	Mr. Kun Dai (戴琨), a PRC individual with PRC identity card no. of ********* (the “Founder”);
(6)	Xin Gao Group Limited, a business company duly incorporated and validly existing under the Laws of the British Virgin Islands (“Xin Gao”);
(7)

Gao Li Group Limited, a business company duly incorporated and validly existing under the Laws of the British Virgin Islands (“Gao Li”, together with the Founder and Xin Gao, each a “Founder Party” and collectively, the “Founder Parties”); and

(8)	JenCap UX, an exempted company incorporated and validly existing under the Laws of the Cayman Islands (“Jeneration Capital”).

All parties are collectively referred to herein as the “Parties” and individually as a “Party”.

WHEREAS, on May 29, 2019, the Company entered into a convertible note purchase agreement with the Investors and other parties thereto (the “CNPA”), pursuant to which the Investors and certain other investors agreed to subscribe for, and the Company agreed to issue to the Investors and certain other investors, certain convertible promissory notes (the “Notes”) with a total principal amount of US$230 million;

WHEREAS, in connection with the issuance of the Notes, on May 29, 2019, the Parties entered into the Investors’ Rights Agreement, pursuant to which the Company granted the Investors several relevant rights (the “Investors’ Rights Agreement”);

WHEREAS, the Company and the Investors entered into the Supplementary Terms of Convertible Note Purchase Agreement and Convertible Promissory Notes (the “Letter Agreement”)

dated October 4, 2020, whereby certain terms and conditions of the CNPA and the Notes were amended and supplemented;

WHEREAS, the Company, Astral Success Limited and Abundant Grace Investment Limited (the “New Investors”) entered into a share subscription agreement on June 14, 2021 (the “Share Subscription Agreement”), and entering into this Agreement is one of the conditions precedent to the First Closing pursuant to the Share Subscription Agreement.

NOW, THEREFORE, the Parties intend to terminate the Investors’ Rights Agreement and the Letter Agreement (hereinafter the “Existing Agreements”) with effect from the Effective Time.  In consideration of the respective undertakings stated herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	DEFINITIONS

Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Action” means claim, complaint, action, arbitration, charge, hearing, inquiry, litigation, suit, notice of violation, audit, examination, investigation or any other proceeding or any settlement, judgment, order, award, injunction or decree pending or other proceeding (whether civil, criminal, administrative, investigative or informal), including without limitation, an informal investigation or partial proceeding, such as a deposition.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banking institutions in the State of New York, PRC, Hong Kong or the Cayman Islands are required by law to be closed.

“Effective Time” shall have the meaning ascribed to it in the Supplementary Agreement.

“First Closing” shall have the meaning ascribed to it in the Share Subscription Agreement.

“First Closing Date” shall have the meaning ascribed to it in the Share Subscription Agreement.

“Governmental Entity” shall mean any transnational or supranational, domestic or foreign federal, national, state, provincial, local or municipal governmental, regulatory, judicial or administrative authority, department, court, arbitral body, agency or official, including any department, commission, board, agency, bureau, subdivision or instrumentality thereof or any stock exchange.

“Hong Kong” shall mean the Hong Kong Special Administrative Region of the PRC.

“Liability” means any debt, liability or obligation of any kind, whether due or to become due, absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, secured or unsecured, determined or determinable, or otherwise, and includes all costs and expenses relating thereto.

“Person” shall mean any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“PRC” shall mean the People’s Republic of China, excluding, for the purpose of this Agreement, Hong Kong, the Macau Special Administrative Region and Taiwan.

“Supplementary Agreement” means the supplementary agreement to the CNPA and the Notes entered or to be entered into amongst the Company. the Investors and other parties thereto on or about the date of this Agreement.

“US$” and “U.S. dollar” shall mean the lawful currency of the United States of America.

“Voting Agreement” means the voting agreement to be entered into on or about the First Closing Date between the Investors, the New Investors, the Founder, Xin Gao and the Company.

2.	TERMINATION OF EXISTING AGREEMENTS
2.1	The Existing Agreements shall be terminated and shall have no force and effect, from and after the Effective Time.
2.2

Subject to Sections 2.3 and 2.4 below, with effect from the Effective Time, each Party, on behalf of itself and its or his Affiliates, successors and assigns (collectively, the “Releasing Parties”) irrevocably waives its/his rights under the Existing Agreements and forever releases and discharges the other Parties (and their respective Affiliates, successors and assigns, the “Released Parties”) from any and all obligations and Liabilities under the Existing Agreements, including without limitation any right to claim or indemnity against the Released Parties out of any and all actual or purported breach or default under the Existing Agreements (collectively, the “Released Claims”).

2.3

Each Investor represents that it has not assigned or transferred or purported to assign or transfer to any Person all or any part of, or any interest in, any Action or Liability of any nature, character or description whatsoever, which is or which purports to be released or discharged by Section 2.2 and (ii) acknowledges that it may hereafter discover facts other than or different from those that it knows or believes to be true with respect to the subject matter of the Released Claims, but it hereby expressly agrees that, on and as of the Effective Time, the Investors (on behalf of the relevant Releasing Parties) shall have waived and fully, finally and forever settled and released any known or unknown, suspected or unsuspected, asserted or unasserted, contingent or noncontingent claim with respect to the Released Claims, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts.

2.4

The releases contemplated under Sections 2.2 and 2.3 above shall be without prejudice to: (i) any Liabilities or Action arising from or relating to fraud or dishonesty of any of the Parties; and (ii) any rights created under this Agreement and/or the Voting Agreement and/or which arise as a result of a failure by any Party to comply with the terms of this Agreement and/or the Voting Agreement (as applicable).

3.	BOARD OF DIRECTORS

The Investors shall (i) cause the directors nominated by the Investors to resign from the board of directors of the Company (the “Board”) and all other positions each such person holds in the Group Companies, with effect from the Effective Time; and (ii) deliver to the Company resignation letters signed by such directors in accordance with the foregoing paragraph (i) and in a form reasonably satisfactory to the Company prior to the First Closing.

4.	MISCELLANEOUS
4.1.	Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.
4.2.

Arbitration. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. In the case of any Dispute, there shall be three arbitrators. The claimant(s) shall have the right to appoint one arbitrator, the respondent(s) shall have the right to appoint another arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The seat of arbitration shall be Hong Kong. Each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

4.3.

Third Party Rights. Notwithstanding anything to the contrary in this Agreement or in any applicable laws, upon the First Closing (as such term is defined in the Share Subscription Agreement), each New Investor shall become an intended third-party beneficiary of this Agreement, and may enforce this Agreement as a third-party beneficiary as if it is a named party herein.

4.4.	Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the parties hereto.
4.5.	Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the Parties, and their respective heirs, successors and permitted assigns.
4.6.	Notices. All notices, requests, demands, and other communications required or permitted to be given by one party hereto to the other party hereto under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of actual delivery if delivered personally, (ii) on the date sent if sent by facsimile, (iii) on the next Business Day following delivery to Federal Express for overnight courier service, or (iv) on the day of attempted delivery by the postal service if mailed by registered or certified mail, return receipt requested, postage paid, in each case as properly addressed or delivered as follows:

If to the Company or the Founder Parties, at:	Uxin Limited ********* E-mail: ********* Attn: *********
If to WP, at:	Redrock Holding Investments Limited ********* Email: ********* Attn: *********
with a copy to:

c/o ********* Fax: ********* Email: ********* Attn: *********

If to TPG, at:	TPG Growth III SF Pte. Ltd. ********* E-mail: ********* Fax: ********* Attn: ********* With a copy to: Address: ********* Attn: *********

If to the Strategic Investor, at:	58.com Holdings Inc. ********* E-mail: ********* Attn: *********

If to Jeneration Capital, at:	JenCap UX ********* with a copy to: ********* Attn: *********

4.7.

Severability.  If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

4.8.

Confidentiality. (a) Each party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its Affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby, other than to its members, managers, directors, officers, employees, partners, co-investors, auditors, counsels, consultants and other advisors and representatives who have a need to know such information, and (b) each party hereto shall ensure that its Affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information, provided, however, that nothing in this Agreement shall restrict any party from disclosing information (i) that is already publicly available not as a result of a breach of this section, or (ii) that may be required by applicable law, statute, treaty, rule, regulation, order, right, privilege, qualification, license or franchise or determination of a Governmental Entity.

4.9.

Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the article or section so designated.

4.10.

Execution in Counterparts. For the convenience of the parties hereto and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument.

4.11.

No Waiver. Except as specifically set forth herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative.  No failure or delay on the part of any party hereto in exercising any right, power or remedy under this Agreement will operate as a waiver of such right, power or remedy, and no single or partial exercise of any such right, power or remedy will preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (b) no waiver that may be given by a party hereto will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party hereto will be deemed to be a waiver of any obligation of that party or of the right of the party hereto giving such notice or demand to take further action without notice or demand as provided in this Agreement.

4.12.

Effectiveness. This Agreement shall be established on the date hereof. For the avoidance of doubt, in case the First Closing (as defined under the Share Subscription Agreement) does not occur and the Share Subscription Agreement is terminated, this Agreement shall have no effect and be automatically terminated, in which case the Existing Agreements shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Uxin Limited

By:	/s/ Kun DAI
Name:	Kun DAI
Title:	Director

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Redrock Holding Investments Limited

By:	/s/ Steven G. Glenn
Name:	Steven G. Glenn
Title:	Director

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

TPG Growth III SF Pte. Ltd.

By:	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

58.com Holdings Inc.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Authorized Signatory

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Mr. Kun Dai (戴琨)

/s/ Kun Dai

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Xin Gao Group Limited

By:	/s/ Kun DAI
Name:	Kun DAI
Title:	Director

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Gao Li Group Limited

By:	/s/ Kun DAI
Name:	Kun DAI
Title:	Director

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

JenCap UX

By:	/s/ Jimmy Ching-Hsin Chang
Name:	Jimmy Ching-Hsin Chang
Title:	Authorized Signatory

[Signature Page to Termination Agreement]